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                                          EARNINGS PER SHARE COMPUTATIONS
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                                                                                      YEAR ENDED DECEMBER 31
                                                                    -------------------------------------------------------
                                                                         1998                 1997                 1996
                                                                    -------------         -------------       -------------
I.   CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     (a) BASIC EARNINGS PER SHARE
         Net earnings (loss)                                        $     (1,640)         $    (54,019)       $    (11,826)
         Weighted average shares outstanding                          89,456,478            89,101,056          56,309,941
         Basic Earnings Per Share                                   $      (0.02)         $     (0.61)        $      (0.21)

     (b) FULLY DILUTED EARNINGS PER SHARE
         Net earnings (loss)                                        $     (1,640)         $    (54,019)       $    (11,826)
         Interest income from cash from stock options                          -                     5                  14
         Adjusted net earnings (loss)                                     (1,640)              (54,014)             11,812
         Weighted average shares outstanding                          89,456,478            89,101,056          56,309,941
         Stock options deemed exercised                                  125,000               747,500             276,250
         Adjusted weighted average shares outstanding                 89,581,478            89,848,556          56,586,191
         Fully diluted earnings per share                           $      (0.02)         $      (0.60)       $      (0.21)

II.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     (a) BASIC EARNINGS PER SHARE
         Net earnings (loss) per U.S. GAAP                          $      1,693          $    (71,634)       $    (35,187)
         Weighted average shares outstanding                          89,456,478            89,101,056          56,309,941
         Common stock equivalents
         Stock options                                                   125,000               747,500             276,250
                                                                      89,581,478            89,848,556          56,586,191
         Basic earnings per share                                   $      (0.02)         $      (0.80)       $      (0.62)

     (b) FULLY DILUTED EARNINGS PER SHARE
         Net earnings (loss) per U.S. GAAP                          $      1,693          $    (71,634)       $    (35,187)
         Weighted average shares outstanding                          89,456,478            89,101,056          56,309,941
         Stock options deemed exercised                                  125,000               747,500             276,250
         Shares deemed repurchased                                       (90,090)             (263,405)           (318,541)
                                                                      89,491,388            89,585,151          56,267,650
         Fully diluted earnings per share                           $       0.02          $      (0.80)       $      (0.63)
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